UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

EATON VANCE FLOATING-RATE INCOME TRUST
(Name of Registrant as Specified in Its Charter)

SABA CAPITAL MANAGEMENT, L.P.

SABA CAPITAL MASTER FUND, LTD.

SABA II AIV, L.P.

Saba Capital Master Fund III, Ltd.

SABA CAPITAL CARRY NEUTRAL TAIL HEDGE MASTER FUND LTD.

SABA CAPITAL W FUND, LTD.

SABA CAPITAL R FUND, LTD.

Saba Capital CEF Opportunities 1, Ltd.

Saba Capital CEF Opportunities 3, Ltd.

Saba Capital Special Opportunities Fund, Ltd.

Boaz R. Weinstein

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐          Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Saba Capital Management, L.P., together with the other participants named herein (collectively, “Saba Capital”), has filed a definitive proxy statement and accompanying GOLD proxy card with the Securities and Exchange Commission to be used to solicit votes in opposition to the proposal by Eaton Vance Floating-Rate Income Trust (the “Fund”), a Massachusetts business trust and a closed-end management investment company registered under the Investment Company Act of 1940, as amended, to approve a new investment advisory agreement.

Item 1: On January 13, 2021, Saba Capital issued an open letter to shareholders of the Fund. The full text of the letter is attached hereto as Exhibit 1 and is incorporated herein by reference.

Item 2: On January 14, 2021, Saba Capital mailed the following revised proxy card to shareholders of the Fund:

EATON VANCE FLOATING-RATE INCOME TRUST

special Meeting OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF SABA CAPITAL MANAGEMENT, L.P. AND THE OTHER PARTICIPANTS NAMED IN THIS PROXY SOLICITATION (COLLECTIVELY, “SABA”)

THE BOARD OF DIRECTORS OF EATON VANCE FLOATING-RATE INCOME TRUST
IS NOT SOLICITING THIS PROXY

P          R          O          X          Y

The undersigned appoints Michael D’Angelo, Paul Kazarian, Pierre Weinstein, Adam Finerman and John Grau (the “Proxyholders”) and each of them, attorneys and agents with full power of substitution to vote all Common Shares of Eaton Vance Floating-Rate Income Trust (“EFT”), a Massachusetts business trust and a closed-end management investment company registered under the Investment Company Act of 1940, as amended, that the undersigned would be entitled to vote at the special meeting of shareholders of EFT scheduled to be held at 11:30 a.m. Eastern Time on January 7, 2021, at the principal office of EFT, Two International Place, Boston, Massachusetts 02110, including at any adjournments or postponements thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the instructions indicated herein, with discretionary authority as to any and all other matters that may properly come before the meeting or any adjournment, postponement, or substitution thereof that are unknown to us a reasonable time before this solicitation.

The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to the shares of EFT held by the undersigned, and hereby ratifies and confirms all action the herein named attorney and proxy, his substitutes, or any of them may lawfully take by virtue hereof. If properly executed, this Proxy will be voted as directed on the reverse and in the discretion of the herein named attorney and proxy or his substitutes with respect to any other matters as may properly come before the Special Meeting that are unknown to Saba at a reasonable time before this solicitation.

IF NO DIRECTION IS INDICATED WITH RESPECT TO THE PROPOSAL ON THE REVERSE, THIS PROXY WILL BE VOTED “AGAINST” THE PROPOSAL.

This Proxy will be valid until the completion of the Special Meeting. This Proxy will only be valid in connection with Saba’s solicitation of proxies for the Special Meeting.

IMPORTANT: PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY!

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

GOLD PROXY CARD

[X] Please mark vote as in this example

SABA STRONGLY RECOMMENDS THAT SHAREHOLDERS VOTE “AGAINST” PROPOSAL NO. 1.

1.	Proposal to consider and approve a new investment advisory agreement with Eaton Vance Management.
☐FOR	☐AGAINST	☐ABSTAIN

Saba intends to use this proxy to vote “Against” the Proposal.

SABA STRONGLY RECOMMENDS THAT SHAREHOLDERS VOTE TO “AUTHORIZE” PROPOSAL NO. 2.

2.	To authorize the Proxyholders to decline to attend the Special Meeting if they believe that Proposal No. 1 is less likely to be approved if your shares are not represented at the Special Meeting (by making it more difficult for more than 50% of the outstanding shares to be present in person or by proxy) than if they are represented at the Special Meeting.
☐AUTHORIZE	☐ DO NOT AUTHORIZE

DATED: ____________________________

____________________________________

(Signature)

____________________________________

(Signature, if held jointly)

____________________________________

(Title)

WHEN SHARES ARE HELD JOINTLY, JOINT OWNERS SHOULD EACH SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC., SHOULD INDICATE THE CAPACITY IN WHICH SIGNING. PLEASE SIGN EXACTLY AS NAME APPEARS ON THIS PROXY.